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                                                                     EXHIBIT 5.1


                                         June 16, 1998


Iron Age Corporation
Robinson Plaza Three, Ste. 400
Pittsburgh, PA 15205

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel to Iron Age Corporation, a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission relating to (i) the proposed issuance by the Company of up to $100,000,000 aggregate principal amount of its new 9 7/8% Senior Subordinated Notes due 2008 registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Notes"), in exchange for a like principal amount of the Company's outstanding 9 7/8% Senior Subordinated Notes due 2008, which have not been so registered (the "Original Notes") (the "Exchange Offer").

     The Exchange Notes will be issued under an Indenture dated as of April 24, 1998 (the "Indenture") between the Company and The Chase Manhattan Bank, as indenture trustee.

     We have examined and relied upon the information set forth in the Registration Statement and such other documents and records as we have deemed necessary. In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or
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Iron Age Corporation                   -2-                  June 16, 1998


other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We call your attention to the fact that each of the Indenture and the Exchange Notes provides that it is to be governed by the internal laws of the State of New York. We are of the opinion that a Massachusetts court or a federal court sitting in Massachusetts would, under conflict of law principles observed by the courts of Massachusetts, give effect to such provisions. For purposes of the opinion provided herein, we have assumed with your permission that the Indenture and the Exchange Notes provide that they are to be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that:

     The Exchange Notes have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Notes as contemplated in the Registration Agreement, dated April 24, 1998, between the Company and the Initial Purchasers named therein, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.

     It is understood that this opinion is to be used only in connection with the Exchange Offer while the Registration Statement is in effect.

                              Very truly yours,

                              /s/ Ropes & Gray

                              Ropes & Gray




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